UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2023

Faraday Future Intelligent Electric Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39395	84-4720320
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

18455 S. Figueroa Street
Gardena, CA	90248
(Address of principal executive offices)	(Zip Code)

(424) 276-7616

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FFIE	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Class A common stock at an exercise price of $11.50 per share	FFIEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 4, 2023, the Board of Directors (the “Board”) of Faraday Future Intelligent Electric Inc., a Delaware corporation (the “Company”), appointed Lev Peker as a member of the Board and as a member and Chair of the Audit Committee (the “Audit Committee”) of the Board to fill the vacancy on the Board and Audit Committee created by Adam He’s resignation from the Board, which is described under Item 5.02 below.

In connection with Mr. He’s resignation, and to comply with Nasdaq Listing Rule 5605(c)(4)(B), on August 2, 2023, the Company notified The Nasdaq Stock Market LLC (“Nasdaq”) that the Company no longer complies with Nasdaq’s independent director and audit committee requirements as set forth in Listing Rule 5605 as the Board was not comprised of a majority of independent directors as required by Nasdaq Listing Rule 5605(b)(1) and the Audit Committee was not comprised of at least three independent directors as required by Nasdaq Listing Rule 5605(c)(2)(A), which noncompliance was subsequently cured by the appointment of Mr. Peker as a member of the Board and as a member of the Audit Committee as described under Item 5.02 below. In response to the Company’s notice, Nasdaq issued a letter to the Company on August 4, 2023 indicating that, effective July 31, 2023, the Company no longer complies with Nasdaq’s independent director and audit committee requirements as set forth in Nasdaq Listing Rule 5605. As a result of the appointment of Mr. Peker as a member of the Board and as a member and chair of the Audit Committee, the Company believes it has now regained compliance with the board independence requirements as set forth in Nasdaq Listing Rule 5605(b)(1) and the audit committee requirements as set forth in Nasdaq Listing Rule 5605(c)(2)(A).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On July 31, 2023, Adam He, interim Board Chairman and member of the Board, provided a letter of resignation (the “Resignation Letter”) as interim Board Chairman, and member of the Board and member of the Audit Committee, Compensation Committee, Nominating & Corporate Governance Committee, and Selection Committee, effective immediately. The Resignation Letter is attached as Exhibit 17.1 hereto.

Appointment of Director

On August 4, 2023, the Board unanimously voted to appoint Lev Peker to the Board and as a member and the Chair of the Audit Committee. There were no arrangements or understandings between Mr. Peker and any other persons pursuant to which he was selected as a director, and there are no related person transactions within the meaning of Item 404(a) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (the “SEC”) between Mr. Peker and the Company required to be disclosed herein.

In connection with Mr. Peker’s appointment to the Board, he will enter into the Company’s standard form of Director and Officer Indemnification Agreement, a copy of which was filed as Exhibit 10.32 to the Company’s Current Report on Form 8-K filed with the SEC on July 22, 2021. Mr. Peker will also participate in the same compensation programs as other non-management directors as described in the Company’s Proxy Statement filed with the SEC on March 17, 2023.

Item 7.01 Regulation FD Disclosure

On August 4, 2023, the Company issued a press release announcing the resignation of Mr. He and the appointment of Mr. Peker to the Board. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(d)       Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

No.	Description of Exhibits
17.1	Resignation Letter from Adam He dated July 31, 2023
99.1	Press Release of the Company, dated August 4, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

Date: August 4, 2023	By:	/s/ Jonathan Maroko
	Name:	Jonathan Maroko
	Title:	Interim Chief Financial Officer

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